UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2015

Commission File Number: 0-25662

ANADIGICS, Inc.
(Exact name of registrant as specified in its charter)

Delaware	22-2582106
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

141 Mt. Bethel Road, Warren, New Jersey	07059
(Address of principal executive offices)	(Zip Code)

(908) 668-5000
(Registrant's telephone number, including area code)

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 12, 2015, at the Annual Meeting of stockholders, ANADIGICS’ stockholders i) elected each of the director nominees, (ii) ratified the appointment of Ernst & Young LLP as ANADIGICS’ independent registered public accounting firm for the year ending December 31, 2015, (iii) approved, on an advisory basis, the compensation of ANADIGICS’ Named Executive Officers, (iv) approved the 2016 Employee Stock Purchase Plan and the authorization of 5,000,000 shares to be issuable thereunder, and (v) approved the 2015 Long-Term Incentive and Share Award Plan and the authorization of 10,000,000 shares to be issuable thereunder.

The final voting results with respect to each of the five proposals are set forth below:

Proposal 1. To elect two Class II directors of ANADIGICS to hold office until 2018.

	For	Against	Broker Non-Vote
Ronald Michels	25,896,286	648,117	48,028,929
Richard Kelson	25,253,255	1,291,148	48,028,929

Proposal 2. To ratify the appointment of Ernst & Young LLP as ANADIGICS’ independent registered public accounting firm for the year ending December 31, 2015.

Number of Shares
For	Against	Abstain
73,630,668	625,791	316,873

Proposal 3. To approve, on an advisory basis, the compensation of ANADIGICS’ Named Executive Officers.

Number of Shares
For	Against	Abstain	Broker Non-Vote
23,640,828	2,680,040	223,535	48,028,929

Proposal 4. To approve the 2016 Employee Stock Purchase Plan and the authorization of 5,000,000 shares to be issuable thereunder.

Number of Shares
For	Against	Abstain	Broker Non-Vote
23,444,045	2,702,041	398,317	48,028,929

Proposal 5. To approve the 2015 Long-Term Incentive and Share Award Plan and the authorization of 10,000,000 shares to be issuable thereunder.

Number of Shares
For	Against	Abstain	Broker Non-Vote
22,347,340	3,830,359	366,704	48,028,929

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2015

ANADIGICS, Inc.
By: /s/ Terrence G. Gallagher
Name: Terrence G. Gallagher
Title: Executive Vice President and Chief Financial Officer